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                                                                   EXHIBIT 16.1


                                                    [GRANT THORNTON LETTERHEAD]


December 30, 1997

Mr. David E. Grose
VP-Finance and Chief Financial Officer
Bayard Drilling Technologies, Inc.
4005 Northwest Expressway, Suite 550E
Oklahoma City, Oklahoma 73126


Dear Mr. Grose:

We have read the information under the caption "Independent Public Accountants" contained in the Registration Statement and Prospectus on Form S-1 to be filed on December 30, 1997 and agree with the statements contained therein.

Very truly yours,



/s/ GRANT THORNTON LLP